ASA (BERMUDA) LIMITED ADJOURNS RECONVENED SPECIAL GENERAL MEETING

July 7, 2005
Contact: Robert J. A. Irwin
ASA (Bermuda) Limited

(716) 883-2428

FOR IMMEDIATE RELEASE

New York, New York, July 7, 2005 - ASA (Bermuda) Limited (NYSE: ASA) reconvened its special general meeting of shareholders today to vote on proposed changes to certain of its fundamental investment policies and restrictions and its subclassification under the Investment Company Act of 1940. At the reconvened meeting shareholders approved further adjournment of the meeting in order for the Company to solicit additional proxies. The second adjourned special general meeting will be reconvened on July 21, 2005 at 10:00 AM Eastern time at the office of UBS, 1285 Avenue of the Americas, 14th Floor, New York, New York 10020.

Valid proxies submitted by shareholders in connection with the June 9, 2005 original meeting and July 7, 2005 reconvened meeting will continue to be valid for the purposes of the July 21, 2005 reconvened meeting.

Shareholders as of April 7, 2005 who have not voted are urged to promptly vote their shares. If shareholders have questions or need assistance, they should contact the Company's proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-901-0068.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking statements" within the meaning of U.S. federal securities laws and are intended to be covered by the safe harbors created thereby. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in those forward-looking statements. Many of these factors are beyond the Company's ability to control or estimate precisely. Readers are cautioned not to place undue reliance on such forward-looking statements, which only speak as of the date of this press release. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or circumstances, except as may be required under applicable securities laws.